Exhibit 99.1
Olo Announces First Quarter 2023 Financial Results
First Quarter Revenue up 22% Year-over-Year Driven by Continued ARPU Expansion and Increased Transaction Volume
New York, New York - May 9, 2023 - Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading open SaaS platform for restaurants, today announced financial results for the first quarter ended March 31, 2023.

“During the first quarter, we generated $52.2 million in total revenue, a 22% increase year-over-year, as our platform saw continued momentum in average revenue per unit growth with increased module adoption within our existing customer base and new customers deploying with multi-modules,” said Noah Glass, Olo’s Founder and CEO.

“We’re proud of our results this quarter and believe the first quarter updates are indicative of the role Olo will continue to play in shaping the restaurant of the future for our customers and the strong business opportunity ahead as the industry continues on a path to 100% digital, or every transaction on- and off-premise being a digital transaction,” concluded Mr. Glass.

First Quarter Financial and Other Highlights
•Total revenue increased 22% year-over-year to $52.2 million.
•Gross profit increased 13%(1) year-over-year to $33.5 million, and was 64% of total revenue.
•Non-GAAP gross profit increased 16%(1) year-over-year to $37.2 million, and was 71% of total revenue.
•Operating loss was $17.1 million.
•Non-GAAP operating income was $1.2 million.
•Net loss was $13.7 million or $(0.08) per share, compared to a net loss of $11.5 million or $(0.07) per share a year ago.
•Non-GAAP net income was $4.6 million or $0.03 per share, compared to non-GAAP net income of $1.7 million or $0.01 per share a year ago.
•Cash, cash equivalents and short- and long-term investments totaled $438.3 million as of March 31, 2023.
•Total shares repurchased were approximately 2.7 million for approximately $20.0 million, net of broker commissions.
•Average revenue per unit (ARPU) increased 22% year-over-year, and increased 11% sequentially to approximately $632.
•Ending active locations decreased 7% year-over-year to approximately 76,000.
•Dollar-based net revenue retention (NRR) was approximately 114%.
First Quarter and Recent Business Highlights
•Olo had solid wins within the enterprise segment, expanding relationships within its existing customer base, including Noodles & Co, a fast-casual restaurant with over 300 locations, launching Olo Pay across both their main ordering and catering digital channels and Denny’s, a casual-dining chain with over 1400 locations, launching both the Marketing and Guest Data Platform, or GDP, modules. Olo also welcomed Shipley Do-Nuts, a quick service donut shop and coffeehouse chain with over 300 locations. Shipley represented a multi-module deployment launching with Ordering, Dispatch, Rails, Network, and Olo Pay modules
•Olo announced a strategic partnership with Adyen, the global financial technology platform of choice for leading businesses, to enable card-present capabilities for Olo Pay and embedded financial services in the future.
•Olo evolved its open SaaS network of over 300 integrated partners by launching Olo Connect, a select group of its partners primed to deliver a best-in-class dining experience powered by the Olo platform. Built to meet the evolving needs of the industry, Olo Connect empowers Olo’s customers with actionable insights to identify the best, most reliable digital solutions to build their technology stacks.
•Olo implemented product enhancements to better serve its customers, many of which were showcased in Olo’s 2023 Spring Product Release, which may be viewed at olo.com/quarterly-release. Notably, Olo announced enhanced AI-driven kitchen capacity management and open check and pay-at-table functionality for on-premise digital ordering,

•Olo earned the #1 Most Innovative Company in the dining category on Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2023, citing Olo Pay and its Borderless account feature.
•Olo debuted its vision of the Restaurant of the Future in a widely shared video and announced its 2023 Olo for Good annual grant cycle recipients through its donor advised fund (DAF) partner, Tides Foundation. The Restaurant of the Future video may be viewed by visiting our “Investor Relations” website at investors.olo.com and more information about the grant recipients can be found at olo.com/esg.

Financial Outlook
As of May 9, 2023, Olo is issuing the following outlook for the second quarter of 2023 and fiscal year 2023:
For the second quarter of 2023, Olo expects to report:

•Revenue in the range of $53.0 million to $53.5 million; and
•Non-GAAP operating income in the range of $2.0 million to $2.4 million.

For the fiscal year 2023, Olo expects to report:

•Revenue in the range of $215.8 million to $217.3 million; and
•Non-GAAP operating income in the range of $12.0 million to $13.2 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. We assume no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

(1) Prior period amounts including GAAP and non-GAAP gross profit and gross margin have been reclassified to conform with the current year presentation. An explanation of our non-GAAP financial measures are also included below under the heading “Non-GAAP Financial Measures and Other Metrics.” An explanation of the reclassification is included as a footnote to the reconciliation of GAAP to non-GAAP financial measures which is provided at the end of this press release.

Webcast and Conference Call Information
Olo will host a conference call today, May 9, 2023, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s Twitter account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo Inc. (NYSE: OLO) is a leading open SaaS platform for restaurants that enables hospitality at every guest touchpoint. Millions of orders per day run on Olo’s on-demand commerce engine, providing restaurants a single source to understand and serve every guest from every channel, whether direct or third-party. With integrations to over 300 technology partners, Olo customers can build personalized guest experiences in and outside of their four walls, utilizing one of the largest and most flexible restaurant tech ecosystems on the market. Over 600 restaurant brands trust Olo to grow their digital ordering and delivery programs, do more with less, and make every guest feel like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.
A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our GAAP financial results. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.
We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, certain litigation-related expenses (which consist primarily of settlement, legal, and other professional fees related to certain litigation matters, and not related to the day-to-day operations of Olo’s core business of serving our clients), loss on disposal of assets, non-cash capitalized software impairment, intangible and internal-use software amortization, certain severance costs, and transaction costs (incurred within one year of the related acquisition, as well as the related income tax impacts of the acquisition).
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from non-GAAP operating income because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses can vary significantly between periods.
Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. Free cash flow excludes items that we do not consider to be indicative of our liquidity. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Active Locations: We define an active location as a unique restaurant location that is utilizing one or more modules in a given quarterly period. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers, as well as provides a base to expand usage of our modules. Active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the second-quarter of 2023 and the full-year 2023, our future performance and growth and market opportunities, including new products and continued module adoption, our business strategy, and our expectations regarding advancements in our industry (including our vision related to the restaurant of the future). Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: macroeconomic conditions, including inflation, fluctuating interest rates, and overall market uncertainty; our ability to acquire new customers, have existing customers adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors and new market entrants; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services and the success of any new products; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; the effects of the COVID-19 pandemic, including the emergence of any new variants, or other public health crises; the durability of the growth we have experienced in the past due to the COVID-19 pandemic and the associated government-imposed restrictions on guest preferences for digital ordering and customer adoption of multiple modules; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that will be filed following this earnings release, our Annual Report on Form 10-K for the year ended December 31, 2022, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of March 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$331,481	$350,073
Short-term investments	90,726	98,699
Accounts receivable, net of expected credit losses of $1,239 and $612, respectively	50,381	48,128
Contract assets	431	336
Deferred contract costs	3,635	2,851
Prepaid expenses and other current assets	11,752	11,687
Total current assets	488,406	511,774
Property and equipment, net of accumulated depreciation and amortization of $5,324 and $4,328, respectively	14,971	11,700
Intangible assets, net of accumulated amortization of $5,294 and $4,304, respectively	20,708	21,698
Goodwill	207,781	207,781
Contract assets, noncurrent	329	241
Deferred contract costs, noncurrent	4,696	4,171
Operating lease right-of-use assets	14,458	15,581
Long-term investments	16,082	2,430
Other assets, noncurrent	106	186
Total assets	$767,537	$775,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,027	$2,259
Accrued expenses and other current liabilities	61,860	52,411
Unearned revenue	2,170	2,527
Operating lease liabilities, current	2,766	3,220
Total current liabilities	67,823	60,417
Unearned revenue, noncurrent	2,002	661
Operating lease liabilities, noncurrent	16,132	16,827
Other liabilities, noncurrent	33	41
Total liabilities	85,990	77,946
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at March 31, 2023 and December 31, 2022; 104,114,669 and 105,053,030 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at March 31, 2023 and December 31, 2022; 57,535,360 and 57,391,687 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	162	162
Preferred stock, $0.001 par value; 20,000,000 shares authorized at March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	852,689	855,249
Accumulated deficit	(171,248)	(157,542)
Accumulated other comprehensive loss	(56)	(253)
Total stockholders’ equity	681,547	697,616
Total liabilities and stockholders’ equity	$767,537	$775,562

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Platform	$51,371	$41,466
Professional services and other	869	1,290
Total revenue	52,240	42,756
Cost of revenue:
Platform (1)	17,613	11,241
Professional services and other (1)	1,136	1,819
Total cost of revenue	18,749	13,060
Gross profit	33,491	29,696
Operating expenses:
Research and development (1)	20,473	17,156
General and administrative (1)	17,210	17,249
Sales and marketing (1)	12,881	8,193
Total operating expenses	50,564	42,598
Loss from operations	(17,073)	(12,902)
Other income, net:
Interest income	3,454	52
Interest expense	(69)	—
Other income, net	—	6
Total other income, net	3,385	58
Loss before income taxes	(13,688)	(12,844)
Provision (benefit) for income taxes	18	(1,335)
Net loss	$(13,706)	$(11,509)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)
Weighted-average Class A and Class B common shares outstanding:
Basic	161,691,506	159,190,371
Diluted	161,691,506	159,190,371

(1) To conform the prior years presented to the current year presentation, $0.7 million was reclassified from general and administrative expense, of which $0.2 million was included in platform cost of revenue, $0.1 million was included in professional service and other cost of revenue, $0.1 million was included in sales and marketing expenses, and $0.3 million was included in research and development expenses. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit. See “Note 2—Significant Accounting Policies” to our condensed consolidated financial statements included in Part I, Item 1 of the Quarterly Report on Form 10-Q for the period ended March 31, 2023 for additional information on the reclassifications.

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Operating activities
Net loss	$(13,706)	$(11,509)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,148	1,109
Stock-based compensation	14,044	11,708
Provision for expected credit losses	725	248
Non-cash lease expense	797	552
Deferred income tax benefit	—	(1,421)
Loss on disposal of assets	38	—
Non-cash impairment charges	—	475
Other non-cash operating activities, net	(770)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,979)	(4,888)
Contract assets	(182)	(40)
Prepaid expenses and other current assets	430	(3,515)
Deferred contract costs	(1,308)	242
Accounts payable	(1,230)	909
Accrued expenses and other current liabilities	9,098	4,186
Operating lease liabilities	(835)	(613)
Unearned revenue	984	1,687
Other liabilities, noncurrent	(7)	(19)
Net cash provided by (used in) operating activities	7,247	(889)
Investing activities
Purchases of property and equipment	—	(76)
Capitalized internal-use software	(3,382)	(2,462)
Acquisitions, net of cash acquired	—	(49,308)
Purchases of investments	(38,715)	—
Sales and maturities of investments	34,002	—
Net cash used in investing activities	(8,095)	(51,846)
Financing activities
Cash received for employee payroll tax withholdings	2,834	845
Cash paid for employee payroll tax withholdings	(2,416)	(845)
Payment of deferred offering costs	—	(226)
Proceeds from exercise of stock options	1,890	2,249
Repurchase of common stock	(20,052)	—
Net cash (used in) provided by financing activities	(17,744)	2,023
Net decrease in cash and cash equivalents	(18,592)	(50,712)
Cash and cash equivalents, beginning of period	350,073	514,445
Cash and cash equivalents, end of period	$331,481	$463,733

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Gross profit and gross margin reconciliation (1) :
Platform gross profit, GAAP	$33,758	$30,225
Plus: Stock-based compensation expense and related payroll tax expense	1,899	1,552
Plus: Capitalized internal-use software and intangible amortization	1,650	628
Platform gross profit, non-GAAP	37,307	32,405
Services gross profit, GAAP	(267)	(529)
Plus: Stock-based compensation expense and related payroll tax expense	198	259
Services gross profit, non-GAAP	(69)	(270)
Total gross profit, GAAP	33,491	29,696
Total gross profit, non-GAAP	37,238	32,135
Platform gross margin, GAAP	66%	73%
Platform gross margin, non-GAAP	73%	78%
Services gross margin, GAAP	(31)%	(41)%
Services gross margin, non-GAAP	(8)%	(21)%
Total gross margin, GAAP	64%	69%
Total gross margin, non-GAAP	71%	75%
Sales and marketing reconciliation (1) :
Sales and marketing, GAAP	12,881	8,193
Less: Stock-based compensation expense and related payroll tax expense	2,567	1,620
Less: Intangible amortization	341	301
Less: Certain severance costs	121	—
Less: Transaction costs	—	79
Sales and marketing, non-GAAP	9,852	6,193
Sales and marketing as % total revenue, GAAP	25%	19%
Sales and marketing as % total revenue, non-GAAP	19%	14%
Research and development reconciliation (1) :
Research and development, GAAP	20,473	17,156
Less: Stock-based compensation expense and related payroll tax expense	4,751	3,551
Less: Non-cash capitalized software impairment	—	475
Research and development, non-GAAP	15,722	13,130
Research and development as % total revenue, GAAP	39%	40%
Research and development as % total revenue, non-GAAP	30%	31%
General and administrative reconciliation (1) :
General and administrative, GAAP	17,210	17,249
Less: Stock-based compensation expense and related payroll tax expense	5,082	5,096
Less: Certain litigation-related expenses	884	—
Less: Loss on disposal of assets	38	—
Less: Intangible amortization	41	31
Less: Certain severance costs	709	—
Less: Transaction costs	36	1,056
General and administrative, non-GAAP	10,420	11,066
General and administrative as % total revenue, GAAP	33%	40%
General and administrative as % total revenue, non-GAAP	20%	26%

(1) Effective January 1, 2023, we began allocating certain employee-related costs to platform cost of revenues, sales and marketing, and research and development expenses. Previously, such costs had been presented within general and administrative expenses on our condensed consolidated statement of operations. These costs are allocated based on each department’s proportionate share of total employee headcount. We determined that these changes would better reflect industry practice and provide more meaningful information as well as increased transparency of our operations. Prior period amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported operating loss, net loss, or accumulated deficit.

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating income (loss) reconciliation:
Operating loss, GAAP	$(17,073)	$(12,902)
Plus: Stock-based compensation expense and related payroll tax expense	14,497	12,078
Plus: Certain litigation-related expenses	884	—
Plus: Loss on disposal of assets	38	—
Plus: Non-cash capitalized software impairment	—	475
Plus: Capitalized internal-use software and intangible amortization	2,032	960
Plus: Certain severance costs	830	—
Plus: Transaction costs	36	1,135
Operating income, non-GAAP	1,244	1,746
Operating margin, GAAP	(33)%	(30)%
Operating margin, non-GAAP	2%	4%
Net income (loss) reconciliation:
Net loss, GAAP	(13,706)	(11,509)
Plus: Stock-based compensation expense and related payroll tax expense	14,497	12,078
Plus: Certain litigation-related expenses	884	—
Plus: Loss on disposal of assets	38	—
Plus: Non-cash capitalized software impairment	—	475
Plus: Capitalized internal-use software and intangible amortization	2,032	960
Plus: Certain severance costs	830	—
Plus: Transaction costs	36	1,135
Less: Transaction-related deferred income tax benefit	—	(1,421)
Net income, non-GAAP	4,611	1,718
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.08)	$(0.07)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	161,691,506	159,190,371
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.03	$0.01
Fully diluted Class A and Class B common shares outstanding, non-GAAP	178,301,862	183,263,032

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Net cash provided (used) by operating activities	$7,247	$(889)
Purchase of property and equipment	—	(76)
Capitalization of internal-use software	(3,382)	(2,462)
Non-GAAP free cash flow	$3,865	$(3,427)